EXHIBIT 10.37

RALPH LAUREN CORPORATION
FORM OF NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT
THIS AGREEMENT (the "Agreement"), is made, effective as of the ___ day of __________ (the "Grant Date"), between Ralph Lauren Corporation, a Delaware corporation (hereinafter called the "Company"), and __________ (hereinafter called the "Participant").

R E C I T A L S:

WHEREAS, the Company has adopted the Ralph Lauren Corporation Amended and Restated 2010 Long-Term Stock Incentive Plan (the "Plan") which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to the directors of the Company who are not employees of the Company or any Affiliate (the "Outside Directors") as a Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of the Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of ___ Shares (hereinafter called the "Restricted Shares"). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.Vesting.

(a)Subject to the Participant's continued service as an Outside Director of the Company, the Restricted Shares shall vest and become nonforfeitable with respect to one-third (1/3) of the Shares initially granted hereunder on each of (i) the first anniversary of the Grant Date, (ii) the second anniversary of the Grant Date, and (iii) the third anniversary of the Grant Date. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any

1

fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall instead only vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

(b)If the Participant's service as an Outside Director of the Company is terminated for any reason other than due to the Participant's death or disability, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration. In the event of the death or disability of the Participant, unvested Restricted Shares shall continue to vest according to the original vesting schedule.

(c)Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (as defined in the Plan), the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested as contemplated by Section 13 of the Plan.

3.Certificates. Certificates evidencing the Restricted Shares may be issued by the Company and if such certificates are issued, shall be registered in the Participant's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. As a condition to the receipt of any Restricted Stock Award issued in certificate form, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional Shares.

4.Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; provided that (i) any cash or in-kind dividends paid with respect to the Restricted Shares which have not previously vested shall be withheld by the Company and shall be paid to the Participant only when, and if, such Restricted Shares shall become fully vested pursuant to Section 2 and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant's legal guardian or representative or in the event of his/her death to his/her heirs.

5.Legend on Certificates. In the event that certificates representing the vested Restricted Shares are delivered to the Participant as contemplated by Section 3 above, such certificates shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

2

6.No Right to Continued Service. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to continue to serve as an Outside Director or to otherwise be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company may at any time terminate the Participant's services as an Outside Director and the Company or an Affiliate may dismiss the Participant or discontinue any employment or consulting relationship with the Participant, in each case free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7.Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.Withholding. By accepting this Restricted Stock Award, the Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company upon the vesting of the Restricted Shares (or such earlier or later date as may be applicable under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code")), or other settlement in respect of, the Restricted Shares of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding vested Shares otherwise deliverable to Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant ) to satisfy all obligations for the payment of such taxes.

9.Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10.Compliance with Section 409A. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder ("Section 409A"), including without limitation any such regulations or other guidance that may be issued after the Grant Date.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that anything provided hereunder may be subject to Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Participant for failure to do so) to adopt such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably

3

determines are necessary or appropriate to (a) exempt the stock award under this Agreement from Section 409A and/or preserve the intended tax treatment of the stock award provided with respect to this Agreement or (b) comply with the requirements of Section 409A.

11.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company with respect to such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

13.Restricted Stock Award Subject to Plan. By accepting this Agreement and the Award evidenced hereby, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

RALPH LAUREN CORPORATION

By: ______________________________________
NAME
TITLE

4

This Non-Employee Director Restricted Stock Award Agreement dated as of __________ has been accepted by, and agreed to:

__________________________________
NAME

5